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                                                                      EXHIBIT-25


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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM T-1

                         STATEMENT OF ELIGIBILITY UNDER
                      THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
               Check if an Application to Determine Eligibility of
                   a Trustee Pursuant to Section 305(b)(2)___
             -------------------------------------------------------

                      U.S. BANK TRUST NATIONAL ASSOCIATION
               (Exact name of Trustee as specified in its charter)


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111 E. WACKER DRIVE, SUITE 3000
       CHICAGO, ILLINOIS                         60601                         36-4046888
(Address of principal executive offices)       (Zip Code)            I.R.S. Employer Identification No.
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                                 James D. Khami
                             535 Griswold, Suite 740
                             Detroit, Michigan 48226
                            Telephone (313) 234-4713
            (Name, address and telephone number of agent for service)


                          TALON AUTOMOTIVE GROUP, INC.
               (Exact name of obligor as specified in its charter)

           MICHIGAN                                        38-3382174
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                           Identification No.)


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
MICHIGAN                        VS HOLDINGS, INC.                          38-3382174
INDIANA                      VELTRI HOLDINGS USA, INC.                     35-1849474
NOVA SCOTIA                  VELTRI METAL PRODUCTS CO.                     38-3354143
               (Exact name of each guarantor as specified in its charter)
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    900 WILSHIRE DRIVE, SUITE 203
         TROY, MICHIGAN                                         48084
(Address of Principal Executive Offices)                      (Zip Code)


                 9 5/8% SENIOR EXCHANGE NOTES DUE 2008, SERIES B
                       (Title of the Indenture Securities)

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                                    FORM T-1


ITEM 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

          a) Name and address of each examining or supervising authority to which it is subject.
                     Comptroller of the Currency
                     Washington, D.C.

          b)   Whether it is authorized to exercise corporate trust powers.
                     Yes

ITEM 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
                  None

ITEM 3-15.

          Not applicable because, to the best of Trustee's knowledge, the Trustee is not a trustee under any other indenture under which any other securities or certificates of interest or participation in any other securities of the obligor are outstanding and there is not, nor has there been, a default with respect to securities issued under this indenture.

ITEM 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

          1. A copy of the Articles of Association of the Trustee, as now in effect, incorporated herein by reference to Exhibit 1 to Item 16 of Form T-1, Registration No. 333-51415.*

          2. A copy of the certificate of authority of the Trustee to commence business, incorporated herein by reference to Exhibit 2 to Item 16 of Form T-1, Registration No. 33-64175.*

          3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers, incorporated herein by reference to
               Exhibit 3 to Item 16 of Form T-1, Registration No. 33-64175.*

          4. A copy of the existing bylaws of the Trustee, as now in effect, incorporated herein by reference to Exhibit 4 to Item 16 of Form T-1, Registration No. 333-51415.*

          5.   Not applicable.

          6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to
               Exhibit 6 of Form T-1, Registration No. 33-64175.*

          7. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority, filed herewith.

          8.   Not applicable.

          9.   Not applicable.



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       * Exhibits thus designated are incorporated herein by reference to
       Exhibits bearing identical numbers in Item 16 of the Form T-1 filed by the Trustee with the Securities and Exchange Commission with the specific references noted.



                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Detroit, State of Michigan on the 9th day of June, 1998.


                                            U.S. BANK TRUST NATIONAL ASSOCIATION


                                            By:    James D. Khami
                                                --------------------------------
                                                   James D. Khami
                                                   Vice President







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U.S. BANK TRUST NATIONAL ASSOCIATION     CALL DATE: 05/31/98     ST-BK: 17-1638   FFIEC  033
400 North Michigan Avenue                                                        PAGE RC- 1
Chicago,   IL 60611                        Vendor ID: D          CERT: 34094         9

Transit Number: 09600069

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet
                                                                                         C200
                                                                              Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------
ASSETS
 1.  Cash and balances due from depository institutions (from Schedule RC-A):     RCON
                                                                                  ----
     a. Noninterest-bearing balances and currency and coin (1)____________________0081        56,244     1.a
     b. Interest-bearing balances (2)_____________________________________________0071             0     1.b
 2.  Securities:
     a. Held-to-maturity securities (from Schedule RC-B, column A)________________1754             0     2.a
     b. Available-for-sale securities (from Schedule RC-B, column D)______________1773         3,219     2.b
 3.  Federal funds sold and securities purchased under agreements to resell_______1350             0     3.
 4.  Loans and Lease financing receivables:                                       RCON
     a. Loans and leases, not of unearned income                                  ----
        (from Schedule RC-C)______________________________________________________2122             0     4.a
     b. LESS: Allowance for loan and lease losses_________________________________3123             0     4.b
     c. LESS: Allocated transfer risk reserve_____________________________________3128             0     4.c
     d. Loans and leases, net of unearned income,
        allowance, and reserve (item 4.a minus 4.b and 4.c)_______________________2125             0     4.d
 5.  Trading assets_______________________________________________________________3545             0     5.
 6.  Premises and fixed assets (including capitalized leases)_____________________2145           125     6.
 7.  Other real estate owned (from Schedule RC-M)_________________________________2150             0     7.
 8.  Investments in unconsolidated subsidiaries and associated companies (from
     Schedule RC-M)_______________________________________________________________2130             0     8.
 9.  Customers' liability to this bank on acceptances outstanding_________________2155             0     9.
10.  Intangible assets (from Schedule RC-M)_______________________________________2143        47,202     10.
11   Other assets (from Schedule RC-F)____________________________________________2160         2,713     11.
12.  Total assets (sum of items 1 through 11)_____________________________________2170       109,503     12.
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(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

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U.S. BANK TRUST NATIONAL ASSOCIATION     CALL DATE: 05/31/98     ST-BK: 17-1638   FFIEC  033
400 North Michigan Avenue                                                        PAGE RC- 2
Chicago,   IL 60611                        Vendor ID: D          CERT: 34094         10

Transit Number: 09600069

Schedule RC - Continued
                                                                          Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------
LIABILITIES
 13. Deposits:
     a. In domestic offices (sum of totals of                                     RCON
                                                                                  ----
        columns A and C from Schedule RC-E)_______________________________________2200             0     13.a
                                                                                  R-CON
                                                                                  -----
        (1) Noninterest-bearing (1)_______________________________________________6631             0     13.a.1
        (2) Interest-bearing______________________________________________________6636             0     13.a.2
     b. In foreign offices, Edge and Agreement subsidiaries, and IBFs_____________
        (1) Noninterest-bearing___________________________________________________
        (2) Interest-bearing______________________________________________________
 14. Federal funds purchased and securities sold under agreements to repurchase___2800             0     14.
 15. a. Demand notes issued to the U.S. Treasury__________________________________2840             0     15.a
     b. Trading liabilities_______________________________________________________3548             0     15.b
 16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
     a. With a remaining maturity of one year or less_____________________________2332             0     16.a
     b. With a remaining maturity of more than one year through three years_______A547             0     16.b
     c. With a remaining maturity of more than three years________________________A548             0     16.c
17.  Not applicable
18.  Bank's liability on acceptances executed and outstanding_____________________2920             0     18.
19.  Subordinated notes and debentures (2)________________________________________3200             0     19.
20.  Other liabilities (from Schedule RC-G)_______________________________________2930         2,454     20.
21.  Total liabilities (sum of items 13 through 20)_______________________________2948         2,454     21.
22.  Not applicable

EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus________________________________3838             0     23.
24.  Common stock_________________________________________________________________3230         1,000     24.
25.  Surplus (exclude all surplus related to preferred stock)_____________________3839       106,712     25.
26.  a. Undivided profits and capital reserves____________________________________3632          (663)    26.a
     b. Net unrealized holding gains (losses) on available-for-sale securities____8434             0     26.b
27.  Cumulative foreign currency translation adjustments__________________________
28.  Total equity capital (sum of items 23 through 27)____________________________3210       107,049     28.
29.  Total liabilities and equity capital (sum of items 21 and 28)________________3300       109,503     29.

Memorandum
To be reported only with the March Report of Condition.
  1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for
     the bank by independent external auditors as of any date during 1997_________6724             2     M.1
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1 =  Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a  report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 =  Review of the bank's financial statements by external auditors

6 =  Compilation of the bank's financial statements by external auditors

7 =  Other audit procedures (excluding tax preparation work)

8 =  No external audit work

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(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)  Includes limited life preferred stock and related surplus.